UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

FISCALNOTE HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39672	88-3772307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW 6th Floor
Washington, District of Columbia		20004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 793-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NOTE	NYSE
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per warrant	NOTE.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2024, FiscalNote Holdings, Inc. (the “Company”) announced a leadership succession whereby Tim Hwang, the company’s current Chairman, Chief Executive Officer, and Co-founder, will transition to Executive Chairman and Josh Resnik, the company’s current President and Chief Operating Officer, will become President and Chief Executive Officer, each effective January 1, 2025. Mr. Hwang will continue to serve on the Company’s Board of Directors (the “Board”) as a Class I director.

Mr. Resnik, 53, served as the Company’s SVP, General Counsel and Chief Content Officer from October 2018 to February 2022, when he was named President and Chief Operating Officer. Before FiscalNote, Mr. Resnik was an executive and Board member of Spree Commerce starting in 2012, serving as General Counsel/Chief Operating Officer and helping lead the company to a successful acquisition by First Data Corporation (now Fiserv) in 2015. Prior to Spree Commerce, he led the Digital division of Gannett (then one of the largest media companies in the U.S.) and was a senior in-house attorney at AOL. Earlier in his career he spent several years in private law practice representing clients in the TMT sector in corporate transactions and regulatory matters. Mr. Resnik holds a B.A. from the University of Pennsylvania and a J.D. from Boston University School of Law, where he was named an Edward F. Hennessey Distinguished Scholar and G. Joseph Tauro Scholar, as well as earning the Dean’s Award in Communications Law.

In connection with his promotion to serve as the Company’s principal executive officer, Mr. Resnik entered into an amended and restated employment agreement with the Company (the “CEO Agreement”). Pursuant to the CEO Agreement, Mr. Resnik will receive an annual base salary of $425,000. In addition, Mr. Resnik will be eligible to receive a target cash incentive bonus equal to 75% of base salary. The Company will grant Mr. Resnik restricted stock units with a grant date fair market value equal to $1,800,000, with 500,000 of the restricted stock units granted as promptly as reasonably practicable following the effective date of the CEO Agreement, and the remainder granted as promptly as reasonably practicable following the earliest to occur of (i) January 1, 2025, or (ii) the effectiveness of an amendment to the Company’s 2022 Long-Term Incentive Plan (the “2022 LTIP”) to increase the shares of Class A common stock thereunder (the “2025 RSU Award”). Subject to Mr. Resnik’s continued service with the Company on each vesting date, each tranche of the 2025 RSU Award will vest in accordance with the Company’s standard three-year time-based vesting schedule. Mr. Resnik will also be eligible for additional stock options and equity awards as determined by the Compensation Committee of the Board in its sole discretion.

In the event that Mr. Resnik’s employment is terminated by the Company without Cause or by Mr. Resnik for Good Reason (each as defined in the CEO Agreement), in each case following the second anniversary of the effective date of the CEO Agreement but outside the Change in Control Period (as defined in the CEO Agreement), subject to Mr. Resnik’s execution and non-revocation of a general release of claims in favor of the Company: (a) Mr. Resnik will receive an amount equal to the sum of Mr. Resnik’s base salary and target bonus for the year in which the termination occurs, (b) the vesting of Mr. Resnik’s time-based equity awards will accelerate so that his awards will be vested to the same extent as if he had provided an additional twelve (12) months of service from the date of termination, and (c) subject to Mr. Resnik’s valid election to continue participation in the Company’s healthcare plan, the Company will pay 100% of Mr. Resnik’s COBRA premium until the earlier of the twelve (12)-month anniversary of his date of termination or Mr. Resnik’s death.

In the event that Mr. Resnik’s employment is terminated by the Company without Cause or by Mr. Resnik for Good Reason, in each case prior to the second anniversary of the effective date of the CEO Agreement or during the Change in Control Period, subject to Mr. Resnik’s execution and non-revocation of a general release of claims in favor of the Company: (a) Mr. Resnik will receive an amount equal to (i) the sum of Mr. Resnik’s base salary and target bonus for the year in which the termination occurs, multiplied by (ii) one and one half (1.5), (b) the vesting of all of Mr. Resnik’s time-based equity awards will accelerate, and (c) subject to Mr. Resnik’s valid election to continue participation in the Company’s healthcare plan, the Company will pay 100% of Mr. Resnik’s COBRA premium until the earlier of the eighteen (18)-month anniversary of his date of termination or Mr. Resnik’s death.

There are no other arrangements or understandings between Mr. Resnik and any other persons pursuant to which he was selected as Chief Executive Officer. There are also no family relationships between Mr. Resnik and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company and Mr. Hwang also entered into an amended and restated employment agreement providing for Mr. Hwang’s service as Executive Chairman on a “fixed term” basis (the “EC Agreement”), a non-operating role in which Mr. Hwang will serve as Board chairman, provide advice and guidance to management on strategy, project vision and culture, and perform other duties assigned to him by the Board from time to time. Pursuant to the EC Agreement, Mr. Hwang will receive an annual base salary of $325,000. Subject to approval by the Compensation Committee of the Board, the Company will grant Mr. Hwang 470,000 restricted stock units under the 2022 LTIP as soon as administratively practicable following the effective date of the EC Agreement. Subject to Mr. Hwang’s, continued service with the Company on each vesting date, the award will vest in equal monthly installments beginning on the first day of the month immediately following the effective date of the EC Agreement through the first day of the month coinciding with or immediately preceding the date of the 2026 annual meeting of shareholders. Mr. Hwang will also be eligible to receive the annual equity awards made to the Company’s non-employee directors, as determined by the Compensation Committee of the Board in its sole discretion. In addition, the Company will reimburse Mr. Hwang up to $75,000 annually for documented costs he incurs to engage an administrative assistant or other support for administrative or advisory support relating to the Company and other matters.

The EC Agreement provides that the Company will nominate Mr. Hwang to successive terms on the Board each time his term expires through the earlier of the termination of his employment with the Company and the 2029 annual meeting of stockholders of the Company (the year in which the Company’s Class B common stock is scheduled to convert into Class A). In the EC Agreement, Mr. Hwang has agreed that, through the completion of the 2026 annual meeting of stockholders of the Company, he will work in good faith with the existing Governance Committee of the Board on governance matters including the selection and nomination of directors.

In the event that Mr. Hwang’s employment is terminated by the Company without Cause or by Mr. Hwang for Good Reason (each as defined in the EC Agreement), subject to Mr. Hwang’s execution and non-revocation of a general release of claims in favor of the Company: (a) Mr. Hwang will receive continued payment of his base salary through the fifth anniversary of the effective date of the EC Agreement, (b) the vesting of Mr. Hwang’s time-based equity awards will accelerate so that his awards will be vested to the same extent as if he had provided an additional twelve (12) months of service from his date of termination (or, if Mr. Hwang’s employment is terminated by the Company without Cause or by Mr. Hwang for Good Reason during the Change in Control Period, vest in full), and (c) subject to Mr. Hwang’s valid election to continue healthcare, the Company will pay 100% of Mr. Hwang’s COBRA premium until the earlier of the six (6)-month anniversary of his date of termination or Mr. Hwang’s death.

The foregoing descriptions of the CEO Agreement and EC Agreement do not purport to be complete and are qualified in their entirety by reference each agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 5.02.

Item 7.01.	Regulation FD Disclosure.

On November 12, 2024, the Company issued a press release announcing the executive leadership transition described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished pursuant to Item 7.01 of this report, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	A&R Employment Agreement between FiscalNote Holdings, Inc. and Timothy Hwang, entered into as of November 12, 2024
10.2	A&R Employment Agreement between FiscalNote Holdings, Inc. and Josh Resnik, entered into as of November 12, 2024
99.1	Press Release, dated November 12, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

Date: November 15, 2024	By:	/s/ Todd M. Aman
Name: Todd M. Aman
Title: SVP, General Counsel & Secretary